Exhibit 1.2

                         HALLIBURTON COMPANY

                          Medium-Term Notes

                 Due 9 Months or More from Date of Issue

                           TERMS AGREEMENT


                                                              February 6, 1997


Halliburton Company
3600 Lincoln Plaza
500 N. Akard Street
Dallas, Texas  75201-3391

Attention:  Vice President and Secretary

                  Subject in all respects to the terms and conditions of the Distribution Agreement dated January 13, 1997 among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, NationsBanc Capital Markets, Inc. and you (the "Agreement"), the undersigned (collectively, the "Purchasers") agree to purchase the Notes described below of Halliburton Company (the "Company").


                               THE NOTES

Aggregate Principal Amount:                  $125,000,000

Purchase Price:                              99.131% of Principal Amount

Priority:                                    Senior

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Issue Price:                                 99.781% of Principal Amount

Currency or Currency Unit:                   United States Dollars

Interest Rate or
Method of Determining:                       6 3-4% per annum, accruing from
                                             February 11, 1997

Date of Maturity:                            February 1, 2027

Interest Payment Dates:                      February 1 and August 1 of each
                                             year, except as provided in the
                                             Pricing Supplement


Closing Date:                                February 11, 1997


Method of Payment:                           Immediately available funds

Trustee:                                     Texas Commerce Bank, National
                                             Association

Registrar, Paying Agent and
Authenticating Agent:                        The Chase Manhattan Bank
                                             (National Association)


Modification, if any,                       Each of the documents specified in
in the requirements to                      Sections  7(b), (c) and (d) of the
deliver the documents                       Agreement shall be dated as of, and
specified in Sections                       delivered to the undersigned on, the
7(b), (c) and (d) of                        Closing Date
the Agreement:

Other terms:                                The Notes shall have such additional
                                            terms as are specified in the
                                            form of Pricing Supplement, attached
                                            hereto as Annex A

Allocation among
Purchasers:                                  Each of the purchasers severally
                                             agrees to purchase the respective
                                             principal amount of Notes set forth
                                             next to its name in Annex B


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Default of Purchasers:                       The provisions set forth in Annex
                                             C hereto are incorporated herein
                                             by reference


                                               MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED
                                               LEHMAN BROTHERS INC.
                                               MORGAN STANLEY & CO.
                                                 INCORPORATED
                                               NATIONSBANC CAPITAL MARKETS, INC.

                                               By:  Merrill Lynch, Pierce,
                                                    Fenner & Smith Incorporated


                                               By:/s/Richard N. Doyle
                                                  Title: Authorized Signatory


Accepted:

HALLIBURTON COMPANY


By: /s/ Lester L. Coleman





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                                                     ANNEX B

Purchaser                                Principal Amount

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated . . . . . . . . . .  $ 31,250,000
Lehman Brothers Inc. . . . . . . . . . .  $ 31,250,000
Morgan Stanley & Co.
  Incorporated  .  . . . . . . . . . . .  $ 31,250,000
NationsBanc Capital
  Markets, Inc.  . . . . . . . . . . . .  $ 31,250,000
Total                                     $125,000,000

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                                                                  ANNEX C


                  If any Purchaser or Purchasers default in their obligations to purchase Notes agreed to be purchased by such Purchaser or Purchasers hereunder and the aggregate principal amount of Notes which such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Notes, the Purchasers may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the nondefaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes and arrangements satisfactory to the Purchasers and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Terms Agreement will terminate without liability on the part of any nondefaulting Purchaser or the Company. As used herein, the term "Purchaser" includes any person substituted for a Purchaser under the terms of this paragraph. Nothing herein will relieve a defaulting Purchaser from liability for its default.




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